Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-232361 and No. 333-159000 on Form S-8 of our report dated June 26, 2020, appearing in this Annual Report on Form 11-K of the American Savings Bank 401(k) Plan for the year ended December 31, 2019.

/s/ Accuity LLP

Honolulu, Hawaii

June 26, 2020